Exhibit 10.1

OPSWARE INC.

2000 INCENTIVE STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.

NOTICE OF STOCK OPTION GRANT

«First»«Middle» «Last»

«Street»

«City», «State» «Zip»

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	«Number»

Date of Grant	«Vest_Start»

Vesting Commencement Date	«Vest_Start»

Exercise Price per Share	«Price»

Total Number of Shares Granted	«Shares»

Total Exercise Price	«Total_Price»

Type of Option:	«ISONQ» - «Type»

Term/Expiration Date:	«Expires»

Vesting Schedule:

This Option may be exercised, in whole or in part, in accordance with the following schedule:  [Vesting Schedule]

Notwithstanding the foregoing, if Optionee’s status as a Service Provider with the Company or successor corporation terminates involuntarily (i) for any reason other than Cause (as defined below) at any time within twenty-four (24) months following a Change of Control (as defined below), or (ii) due to a work force reduction or job elimination (a “RIF”) (as determined by the Administrator in its sole and absolute discretion), the Option shall be deemed to have vested as to 1/48 of the Shares subject to the

Option each month after the Vesting Commencement Date.  In such an event, this Option shall remain exercisable in accordance with the Plan and this Option Agreement.

For purposes of this Option Agreement, “Cause” shall mean: (i) the Optionee’s repeated failure, in the reasonable judgment of the Board or Optionee’s manager or supervisor, to perform Optionee’s assigned duties or responsibilities as an employee, director or consultant as directed or assigned by the Board or Optionee’s manager or supervisor from time to time, after written notice thereof from the Board or Optionee’s manager or supervisor to the Optionee setting forth in reasonable detail the respects in which the Company believes the Optionee has not performed such duties or responsibilities; (ii) the Optionee personally engaging in knowing and intentional illegal conduct which is seriously injurious to the Company or its affiliates; or (iii) the Optionee being convicted of a felony, or committing an act of dishonesty or fraud against, or the misappropriation of material property belonging to, the Company or its affiliates.

For purposes of this Agreement, “Change of Control” means the occurrence of any of the following events: (i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors.  “Incumbent Directors” shall mean Directors who either (A) are Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

Termination Period:

Except as provided below, this Option may be exercised for three (3) months after Optionee ceases to be a Service Provider.  If Optionee’s status as a Service Provider with the Company or a successor corporation terminates (i) involuntarily for other than Cause at any time within twenty-four (24) months following a Change of Control, (ii) involuntarily due to a RIF, (iii) due to Optionee’s death, or (iv) due to Optionee’s Disability, then this Option may be exercised for twelve (12) months following such termination.  In no event shall this Option be exercised later than the Term/Expiration Date as provided above.  Optionee understands that except for terminations due to Optionee’s death or Disability, an Incentive Stock Option converts into a Nonstatutory Stock Option three (3) months and one (1) day after termination of employment.

II.            AGREEMENT

A.            Grant of Option.

The Administrator hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement (the “Optionee”) an option (the “Option”) to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan, which is incorporated herein by reference.  Subject to Section 15(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

B.            Exercise of Option.

(a)           Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement.

(b)           Method of Exercise.  This Option is exercisable by delivery of an exercise notice, in the form and manner specified by the Administrator (the “Exercise Notice”) as determined by the Administrator, the Exercise Notice shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be completed by the Optionee and delivered to the Company in the manner specified by the Administrator.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such properly completed Exercise Notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

C.            Method of Payment.

Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

1.           cash; or

2.           check; or

3.           consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; or

4.           to the extent permitted by the Administrator, surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares; or

5.           to the extent permitted by the Administrator, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the Exercise Price.

D.            Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee.  The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

E.             Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

F.             Tax Obligations.

THE TAX CONSEQUENCES RELATING TO THIS OPTION ARE SET FORTH IN THE PROSPECTUS RELATING TO THE PLAN PREVIOUSLY PROVIDED TO YOU, WHICH MAY ALSO BE FOUND ON THE COMPANY’S INTRANET SITE.  THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

1.           Withholding Taxes.  Optionee agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state, and local income and employment tax withholding requirements applicable to the Option exercise.  Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

2.           Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

G.            Entire Agreement; Governing Law.

The Plan is incorporated herein by reference.  The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

H.            NO GUARANTEE OF CONTINUED SERVICE.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER).  OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

By accepting this Option, the Optionee and the Company both agree that this Option is granted under and governed by all of the terms and conditions of the Notice of Stock Option Grant, the Plan and this Option Agreement.  The Optionee’s acceptance of this Option confirms that he or she has carefully read and understands the Notice of Stock Option Grant, the Plan and the Option Agreement and that the Optionee has had an opportunity to obtain the advice of counsel before accepting this Option.  By accepting this Option, the Optionee agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator regarding any questions relating to the Plan, Notice of Stock Option Grant or this Option Agreement.  The Optionee also agrees to notify the Company in writing if your address as shown above changes.

OPSWARE INC.
By:

Jordan J. Breslow
General Counsel